UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2008

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529 Houston, TX	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 8, 2008, T. Jay Collins, our President and Chief Executive Officer, will speak to investors and industry analysts at the Howard Weil Incorporated 36th Annual Energy Conference in New Orleans, LA. The presentation is available for viewing by using the Investor Relations link on our web site www.oceaneering.com.

Please note that certain information contained in the presentation, as well as certain written and oral statements made or incorporated by reference from time to time by us or our representatives in our reports and filings with the Securities and Exchange Commission, news releases, conferences, teleconferences, web postings or otherwise, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the “Safe Harbor” provisions of those statutes. Forward-looking statements are generally accompanied by words such as “estimate, “ “project, “ “predict,” “believe,” “expect,” “anticipate,” “plan,” “forecast,” “budget,” “goal” or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements include statements about:

•	Our projection that 2008 will be our 5th consecutive year of record results;

•	Our earnings per share (EPS) outlook for the full year and the 1st quarter of 2008;

•

Our operating income guidance for ROVs to be up $25 million to $35 million, Subsea Products to be up $30 million to $40 million and Subsea Projects to be down $25 million to $30 million for 2008 compared to 2007;

•	Anticipated deepwater discoveries to be evaluated and developed;

•	Future floating rig new builds;

•	Future floating rig demand;

•	Future new build subsea support vessels and the likely requirement of at least one work class ROV on each;

•	Expected 2008 ROV results to improve by increasing days on hire, by adding approximately 30 new systems, and achieving higher average revenue per day on hire;

•	Expansion of our ROV fleet for both drill support and construction service;

•	Our 2008 ROV margins anticipated to be about the same as 2007;

•	Subsea completions expected to more than triple in this decade over the 1990s, and double in the decade commencing 2010;

•	Subsea tree orders forecast to be up 35% in a base case and 80% in a high case for 2008—2012 compared to the level of 2003 – 2007;

•	Worldwide umbilical market forecast to be up over 100% for 2008—2012 compared to the level of 2003 – 2007;

•	Projected cumulative subsea completions in the Gulf of Mexico through 2009;

•

Our expectation that hurricane damage repair work is nearing completion and that demand and pricing for diving and shallow water vessel services will decline in 2008, including our expectations that the BP downed platform project will end in June 2008 and that a SAT systems contract will end in August 2008;

•	Expected continued favorable deepwater Subsea Projects Deepwater Installation and IMR service demand;

•

Our ability to participate in the favorable market for Deepwater Installation and IMR work is anticipated to be hindered because of the drydocking of the Ocean Intervention, Ocean Intervention II and The Performer for mandatory inspections in 2008;

•	The anticipated availability date of the Olympic Intervention IV;

•	Our projected 2008 Cash Flow from Operations (as defined and reconciled to GAAP measures in the Supplemental Financial Information to the presentation); and

•	Our projected 2008 EBITDA (as defined and reconciled to GAAP measures in the Supplemental Financial Information to the presentation)

•

Our estimate of market shares of worldwide work class ROV fleet for us and our competitors, in total and for drill support and construction/field maintenance presented in the in the Supplemental Market Information to the presentation;

•	Worldwide Umbilical Market Overview presented in the Supplemental Market Information to the presentation; and

•	Subsea Hardware Outlook Summary presented in the Supplemental Market Information to the presentation.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand for oil and gas;

•	general economic and business conditions and industry trends;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels and pricing;

•	the level of production by non-OPEC countries;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	rapid technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•	overall economic conditions.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007 and our latest Quarterly Report on Form 10-Q.

We do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.
(Registrant)

By:	/s/ MARVIN J. MIGURA
Marvin J. Migura
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

Date: April 8, 2008